Joint Filer Information

Title of Security:            Common Stock

Issuer and Ticker Symbol:     Volume Services America Holdings, Inc. (CVP)

Designated Filer:             General Electric Capital Corporation

Other Joint Filers:           Recreational Services L.L.C., General Electric
                              Capital Services, Inc. and General Electric
                                     Company

Addresses:                    The principal business office address of each of
                              the reporting persons above is c/o General
                              Electric Capital Corporation, 260 Long Ridge Road,
                              Stamford Connecticut 06927.

Signatures:                   RECREATIONAL SERVICES L.L.C.

                              By: General Electric Capital Corporation, as Managing Member

                                   By:           /s/ John Flannery
                                        Name:    John Flannery
                                        Title:   Vice President

                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By:           /s/ John Flannery
                              ----------------------------------------------
                                   Name:    John Flannery
                                   Title:   Vice President

                              GENERAL ELECTRIC CAPITAL SERVICES, INC.


                              By:           /s/ Barbara Lane
                              ----------------------------------------------
                                   Name:    Barbara Lane
                                   Title:   Attorney-in-Fact

                              GENERAL ELECTRIC COMPANY


                              By:           /s/ Barbara Lane
                              ----------------------------------------------
                                   Name:    Barbara Lane
                                   Title:   Attorney-in-Fact